                                                                  EXHIBIT 12.1

                  Computation of Ratios of Earnings to Fixed Charges
               and Combined Fixed Charges and Preferred Stock Dividends
                                (dollars in thousands)

                                                                                                                  PRO FORMA
                                                                                                            -----------------------
                                            FISCAL YEAR ENDED                         SIX MONTHS ENDED                  SIX MONTHS
                         ------------------------------------------------------    ----------------------   FISCAL YEAR   ENDED
                                                                                    JUNE 28,     JULY 4,        ENDED     JULY 4,
                          1992        1993        1994        1995        1996        1996        1997          1996       1997
                         ------      ------      ------      ------      ------      ------      ------        ------     ------
Interest expense . . .  $2,862      $2,909      $2,836     $3,039       $2,771        $1,415      $1,218       $2,771      $1,218

Incremental interest
 expense . . . . . . .      --          --          --         --           --            --          --        8,332       4,487

Estimated interest
 portion of rent
 expense . . . . . . .     257         283         174        335          381           137         158          381         158
                         -----       -----       -----      -----        -----         -----       -----       ------       -----

Fixed charges. . . . .  $3,119      $3,192      $3,010     $3,374       $3,152        $1,552      $1,376      $11,484      $5,863
                         -----       -----       -----      -----        -----         -----       -----       ------       -----
                         -----       -----       -----      -----        -----         -----       -----       ------       -----

Income (loss) before
 income taxes. . . . . ($1,977)    ($1,036)     $3,408     $5,966       $8,499        $3,720      $6,415         $459      $2,074

Fixed charges. . . . .   3,119       3,192       3,010      3,374        3,152         1,552       1,376       11,484       5,863


Less:  interest
 charges capitalized .     (27)        (12)        (11)       (30)         (19)           (9)        (16)         (18)        (16)
                         -----       -----       -----      -----        -----         -----       -----       ------       -----

Earnings . . . . . . .  $1,115      $2,144      $6,407     $9,310      $11,632        $5,263      $7,775      $11,925      $7,921
                         -----       -----       -----      -----        -----         -----       -----       ------       -----
                         -----       -----       -----      -----        -----         -----       -----       ------       -----

Ratio of earnings to
 fixed charges - (A) .      --          --        2.1x       2.8x         3.7x          3.4x        5.7x         1.0x        1.3x
                                                 -----      -----        -----         -----       -----       ------       -----
                                                 -----      -----        -----         -----       -----       ------       -----

Fixed charges. . . . .                                                                                        $11,484      $5,863

Preferred stock
 dividend
 requirements  . . . .                                                                                          3,450       1,725

Accretion of
 carrying value of
 preferred stock . . .                                                                                            417         208
                                                                                                               ------       -----

Combined fixed
 charges & preferred
 stock dividends . . .                                                                                        $15,351      $7,799
                                                                                                               ------       -----
                                                                                                               ------       -----


Ratio of earnings to combined fixed charges and preferred stock dividends - (A)                                    --        1.0x
                                                                                                                            -----
                                                                                                                            -----

(A) Earnings were insufficient to cover fixed charges by $2,044 and $1,048 in fiscal years 1992 and 1993 respectively.
    Earnings were insufficient to cover pro forma combined fixed charges and preferred stock dividends by $3,426 for fiscal year 1996.